UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2017

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 3.02 – Unregistered Sales of Equity Securities

On April 3, 2017, Carbon Natural Gas Company, a Delaware corporation (“Carbon” or the “Company”), issued to an affiliate of the Company’s largest stockholders, a warrant to purchase shares of the Company’s Common Stock at an exercise price of $7.20 per share (the “Warrant”) (see the Company’s current report on Form 8-K filed April 4, 2017). Pursuant to the terms and conditions of the Warrant, the exercise price for the Warrant is payable exclusively with Class A Units of Carbon Appalachian Company, LLC and the number of shares of the Company’s Common Stock for which the Warrant is exercisable is determined, as of the time of exercise, by dividing (a) the aggregate unreturned capital invested in Carbon Appalachian Company, LLC Class A Units by the Warrantholder plus an internal rate of return on such capital by (b) the exercise price.

On November 1, 2017, the Company received notice of the Warrantholder’s exercise of the Warrant in full resulting in the Company’s obligation to issue 432,051 shares of its Common Stock to the Warrantholder in accordance with the terms of the Warrant. The shares of Common Stock were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

As a result of the exercise of the Warrant, the Company’s ownership of Class A Units of Carbon Appalachian Company, LLC increased from 6,865 to 9,805 or from 18.55% to 26.5%. After payout to the Class A Unitholders (which will occur once the Class A Units, including the Company’s Class A Units, receive their unreturned capital plus a designated internal rate of return), Carbon’s share of distributions attributable to its Class A, Class B and Class C Units will increase from its current 27.24% to 41.94%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY
November 7, 2017
/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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